Exhibit 99.1

FROM:     SELAS CORPORATION OF AMERICA                                   SCA-444

CONTACT:  Gerald H. Broecker        651-636-9770


                                                           FOR IMMEDIATE RELEASE



                      SELAS CORPORATION OF AMERICA REPORTS
                         FOURTH-QUARTER AND 2003 RESULTS

  COMPANY RESHAPES BUSINESS; MAKES SIGNIFICANT PROGRESS IN PRECISION MINIATURE
                        MEDICAL AND ELECTRONICS BUSINESS

ARDEN HILLS, Minn. --March 25, 2004 -- Selas Corporation of America (AMEX: SLS) today reported results for the fourth quarter and full year ended December 31, 2003.

     For the fourth quarter, the Company reported sales of $8.3 million, down slightly from $8.9 million for the 2002 fourth quarter. The decline was primarily due to a reduction in orders from two major hearing health customers who sought to lower their inventory levels. This was partially offset by an increase in sales to the Medical Industry, which reported fourth-quarter sales of $1.1 million versus $1.0 million for the comparable 2002 period primarily due to higher sales of components within third-party medical products to detect air bubbles in intravenous lines and for safety needles that are part of implanted drug delivery systems, The Company's net loss for the fourth quarter narrowed significantly to $2.6 million, or $.51 per share, from a net loss of $4.6 million, or $.90 per share, for the prior-year period.

     During the fourth quarter Selas initiated its plan to sell the remainder of its Heat Technology segment, the results of operations for this segment were included in a loss from discontinued operations of $.5 million, or $.10 per share, in the fourth quarter, compared with a loss from discontinued operations in the year-earlier period of $3.5 million, or $.68 per share. The Company recorded a charge of $191,000 or $.04 per share, due to the insolvency filing by Selas SAS, the Company's French Heat Technology subsidiary. This was in addition to $340,000, or $.06 per share, recorded in the third quarter.


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     For the fourth quarter, the Company recorded a loss from continuing operations of $2.1 million, or $.41 per share. This compares to a net loss of $1.1 million, or $.22 per share, in the year-ago period. The fourth quarter loss included an increase in inventory reserves of approximately $728,000 or $.14 per share, resulting from more specialized inventory, changes in product mix, and shorter product life cycles. Additionally, Selas incurred a charge of $379,000, or $.07 per share, related to the impairment of long-term assets during the fourth quarter. The impairment was due to previously capitalized technology costs primarily related to microphone and headset products for the professional audio-device market. These technology costs were no longer considered to have future value.

     For the year, the Company reported sales of $36.2 million, versus $35.0 million for 2002. Selas' loss improved to $5.0 million, or $.97 per share, from $21.6 million, or $4.21 per share, for the prior year. The year-earlier loss of $21.6 million included a loss from discontinued operations of $10.5 million or $2.06 per share, and $9.4 million, or $1.84 per share, of goodwill that was written off.

     Mark S. Gorder, president and chief executive officer of Selas, stated:
"I'm pleased that we delivered a slight increase in both sales and gross profit for the year. However, 2003 results remained sluggish, which was not unexpected as we continue to move forward with our restructuring plans. During the past two years, we have significantly reshaped our overall business-divesting non-core assets and successfully selling Deuer Manufacturing as well as substantial portions of the Heat Technology business. While our French subsidiary Selas SAS filed for insolvency in 2003, we believe this action will ultimately be in the best interests of our shareholders; the French business was a leading contributor to the losses Selas incurred in recent years."

GROWTH STRATEGY

     Continued Gorder, "Selas' focus today is on the significant and emerging opportunities in our Precision Miniature Medical and Electronic Products business. We continue to believe that our core competencies position Selas well to expand our medical

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products line, increase our customer base and capture significantly more business in coming years."

     The Company's small but growing medical component products market saw a year-over-year revenue growth of 40 percent. This gain stems from higher sales of components within third-party medical products to detect air bubbles in intravenous lines and for safety needles that are part of implanted drug delivery systems. Selas also worked with another medical device company to introduce a new fetal monitor which reduces the risk to the unborn child and potentially lowers the number of Caesarian births. However, income from the Precision Miniature Medical and Electronic Products segment was more than offset by losses in the Company's Heat Technology segment and by general corporate expenses.

     Gorder concluded, "With our strong expertise in the robotic manufacture of miniature and micro-miniature electronic products, we believe we are well suited to compete in the growing medical device market - one that is increasingly demanding products with greater portability, improved infection control, better cost containment, stronger reliability and high customer satisfaction. In 2004, we expect to stay on the path toward building future successes, focusing the company on our core product lines and selling the remaining portions of our Heat Technology business, as well as the Company's former headquarters building in Dresher, Pennsylvania."



ABOUT SELAS
Headquartered in Arden Hills, Minn., Selas Corporation of America designs, develops, engineers and manufactures microminiaturized medical and electronic products. The company's core business, Precision Miniature Medical and Electronic Products, supplies microminiaturized components, systems and molded plastic parts, primarily to the hearing instrument manufacturing industry, as well as the computer, electronics, telecommunications and medical equipment industries. Through its core competencies and robotic manufacturing expertise, Selas believes it is well-positioned to compete in the hearing health market and a medical device market that increasingly demands products with increased miniaturization, better cost containment, more reliability and high customer satisfaction. The Company has facilities throughout the United States, Asia and Europe. Selas' common stock is traded on the American Stock Exchange under the symbol "SLS."



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FORWARD-LOOKING STATEMENTS
Statements as to the company's long-term strategy and other statements herein that are not historical facts or that include forward-looking terminology such as "may", "will", "believe", "expect", "optimistic" or "continue" or the negative thereof or other variations thereon are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that may cause Selas' actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include the risk that the Company may not be able to achieve its long-term strategy, risks arising in connection with the insolvency of Selas SAS, competition by competitors with more resources than the Company, foreign currency risks arising from the Company's foreign operations, the cyclical nature of the market for large custom engineered contracts, weakening demand for products of the Company's other business segments due to general economic conditions, possible non- performance of developing technological products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2003. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.










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SELAS CORPORATION OF AMERICA
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  THREE MONTHS ENDED
                                             December 31    December 31
                                                2003           2002
                                             -----------    -----------

Sales, net ................................  $ 8,302,219    $ 8,867,991

Costs of sales ............................    7,668,094      7,084,814
                                             -----------    -----------

Gross profit ..............................      634,125      1,738,177

Operating expenses:
Selling expense ...........................      859,259      1,206,280
General and administrative expense ........    1,015,501      1,799,916
Impairment of long term assets ............      378,864           --
Research and development expense ..........      683,164        282,666
                                             -----------    -----------
  Total operating expenses ................    2,936,788      3,288 852

Operating loss ............................   (2,302,663)    (1,505,675)

Interest expense ..........................      (89,424)      (210,693)
Interest income ...........................        1,667          4,529
Other expense net .........................     (166,582)       (26,729)
                                             -----------    -----------

Loss from continuing operations before
     income taxes, discontinued operations
     and change in accounting principle ...   (2,557,002)    (1,738,568)

Income taxes (benefit) ....................     (477,895)      (635,471)
                                             -----------    -----------
Loss from continuing operations
     before discontinued operations .......   (2,079,107)    (1,103,097)

Loss from discontinued
     operations, net of income taxes ......     (517,769)    (3,488,693)
                                             -----------    -----------

Net loss ..................................  $(2,596,876)   $(4,591,736)
                                             ===========    ===========

Basic loss per share:
     Continuing operations ................     $  (.41)    $      (.22)
     Discontinued operations ..............        (.10)           (.68)
                                             -----------    -----------
     Net loss .............................     $  (.51)    $      (.90)
                                             ===========    ===========

Diluted loss per share:
     Continuing operations ................     $  (.41)    $      (.22)
     Discontinued operations ..............        (.10)           (.68)
                                             -----------    -----------
     Net loss .............................     $  (.51)    $      (.90)
                                             ===========    ===========


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SELAS CORPORATION OF AMERICA
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            TWELVE MONTHS ENDED
                                                       December 31     December 31
                                                           2003            2002
                                                       ------------    ------------
Sales, net .........................................   $ 36,202,164    $ 34,974,602

Costs of sales .....................................     27,985,314      26,834,493
                                                       ------------    ------------

Gross profit .......................................      8,216,850       8,140,109

Operating expenses:
Selling expense ....................................      3,649,027       3,666,701
General and administrative expense .................      5,222,118       5,630,424
Impairment of long term assets .....................        378,864            --
Research and development expense ...................      1,762,466         848,345
                                                       ------------    ------------
  Total operating expenses .........................     11,012,475      10,145,470

Operating loss .....................................     (2,795,625)     (2,005,361)
Interest expense ...................................        533,461         719,990
Interest income ....................................         (7,919)        (33,664)
Other (income) expense, net ........................        129,173         (31,140)
                                                       ------------    ------------

Loss from continuing operations before income taxes,
   discontinued operations and change in accounting
   principle .......................................     (3,450,340)     (2,660,547)

Income taxes (benefit) .............................        510,988      (1,078,110)
                                                       ------------    ------------
Loss from continuing operations before discontinued
   operations and change in accounting principle ...     (3,961,328)     (1,582,437)

Loss from discontinued
   operations, net of income taxes .................     (1,012,937)    (10,543,700)
                                                       ------------    ------------

Loss before change in accounting principle .........     (4,974,265)    (12,126,137)

Cumulative effect of change in accounting principle            --        (9,428,354)
                                                       ------------    ------------
Net loss ...........................................   $ (4,974,265)   $(21,554,491)
                                                       ============    ============

Basic loss per share:
       Continuing operations .......................   $       (.77)   $       (.31)
       Discontinued operations .....................           (.20)          (2.06)
       Accounting principle change .................           --             (1.84)
                                                       ------------    ------------
       Net loss ....................................   $       (.97)   $      (4.21)
                                                       ============    ============

Diluted loss per share:
       Continuing operations .......................   $       (.77)   $       (.31)
   Discontinued operations .........................           (.20)          (2.06)
       Accounting principle change .................           --             (1.84)
                                                       ------------    ------------
       Net loss ....................................   $       (.97)   $      (4.21)
                                                       ============    ============

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SELAS CORPORATION OF AMERICA
CONSOLIDATED BALANCE SHEETS


AT DECEMBER 31


ASSETS                                                                 2003          2002
                                                                   -----------   -----------

Current assets

    Cash, including cash equivalents of $431,000 in 2003, and
       $418,000 in 2002 (all cash equivalents are restricted) ..   $   294,168   $ 1,319,207


    Accounts receivable, less allowance for doubtful accounts of
       $254,000 in 2003 and  $415,000 in 2002 ..................     4,537,830     5,449,292


    Inventories ................................................     5,709,642     6,034,085

    Refundable income tax ......................................       728,351       557,126

    Deferred income taxes ......................................       890,230     1,348,385

    Asset held for sale ........................................       540,175       540,175

    Other current assets .......................................       480,305       438,497

    Assets of discontinued operations ..........................     5,729,410    30,198,946
                                                                   -----------   -----------

       Total current assets ....................................    18,910,111    45,885,713

Property, plant and equipment
       Land ....................................................       170,500       170,500
       Buildings ...............................................     1,732,914     1,614,518
       Machinery and equipment .................................    26,353,715    25,331,253
                                                                   -----------   -----------
                                                                    28,257,129    27,116,271
       Less: accumulated depreciation ..........................    18,621,161    16,594,893
                                                                   -----------   -----------

         Net property, plant and equipment .....................     9,635,968    10,521,378

Goodwill .......................................................     5,264,585     5,264,585

Deferred income taxes ..........................................          --         548,944

Other assets, net ..............................................     1,253,186     1,544,381
                                                                   -----------   -----------

                                                                   $35,063,850   $63,765,001
                                                                   ===========   ===========


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AT DECEMBER 31



LIABILITIES AND SHAREHOLDERS' EQUITY                                   2003            2002
                                                                  ------------    ------------

Current liabilities

    Notes payable .............................................   $  6,270,663    $ 10,766,977

    Current maturities of long-term debt ......................      1,966,800       1,141,540

    Accounts payable ..........................................      2,757,942       2,031,244

    Income taxes payable ......................................         36,606            --

    Customers' advance payments on contracts ..................        172,279         178,020

    Liabilities of discontinued operations ....................      2,341,493      23,468,540

    Other accrued liabilities .................................      3,416,480       2,477,996
                                                                  ------------    ------------

       Total current liabilities ..............................     16,962,263      40,064,317

Long-term debt ................................................           --         2,414,891

Other post-retirement benefit obligations .....................      3,513,174       3,571,017

Deferred income taxes .........................................        123,529            --

Accrued pension liability .....................................      2,029,006       1,099,037

Commitments and contingencies

Shareholders' equity
    Common shares, $1 par; 10,000,000 shares authorized;
    5,644,968 and 5,634,968 shares issued;
    5,129,214 and 5,119,214 outstanding respectively ..........      5,644,968       5,634,968

    Additional paid-in capital ................................     12,025,790      12,012,541

    Retained earnings (accumulated deficit) ...................     (3,231,009)      1,743,256

    Accumulated other comprehensive loss ......................       (738,793)     (1,509,948)
                                                                  ------------    ------------
                                                                    13,700,956      17,880,817
    Less:  515,754 common shares held in
           treasury, at cost ..................................     (1,265,078)     (1,265,078)
                                                                  ------------    ------------

     Total shareholders' equity ...............................     12,435,878      16,615,739
                                                                  ------------    ------------

                                                                  $ 35,063,850    $ 63,765,001
                                                                  ============    ============